Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 30, 2008, with respect to the financial statements and supplemental information of Jo-Ann Stores, Inc. 401(k) Savings Plan on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Jo-Ann Stores, Inc. on Form S-8 (File No. 333-55280, effective February 9, 2001 and File No. 333-137187, effective September 8, 2006).
/s/ GRANT THORNTON LLP
Cleveland, Ohio
June 30, 2008